UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2023

Kronos Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39592	82-1895605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 So. El Camino Real, Suite 400 San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 781-5200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 30, 2023, the Board of Directors of Kronos Bio, Inc. (the “Company”) approved an approximately 19% reduction of its workforce as part of a strategic resource allocation, restructuring and cost containment plan. The workforce reduction is expected to be completed on November 2, 2023.

In connection with the reduction in workforce, the Company expects to incur charges of approximately $1.8 million associated with cash severance payments in the fourth quarter of 2023, and up to approximately $0.3 million in charges associated with cash payments for COBRA reimbursement over as much as the next six months.

Item 7.01	Regulation FD Disclosure.

As a result of the strategic resource allocation, restructuring and cost containment plan referenced under Item 2.05 above, the Company expects that its existing resources will be sufficient to support the Company’s planned operations into 2026.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements
Statements in this report that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This report, in some cases, uses terms such as “expect,” “plan,” “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the expected timing for the completion of the reduction in workforce; the expected charges to be incurred and the related cash payments and the timing thereof; the sufficiency of the Company’s existing resources to support its planned operations into 2026; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: changes to the assumptions on which the estimated charges associated with the reduction in workforce are based; unintended consequences from the reduction in workforce; changes in the macroeconomic environment or competitive landscape that impact the Company’s business; whether the Company will be able to progress its clinical trials on the timelines anticipated, including due to risks inherent in the clinical development of novel therapeutics; risks related to the Company’s limited experience as a company in conducting clinical trials; the risk that results of preclinical studies and early clinical trials (including preliminary results) are not necessarily predictive of future results; and risks associated with the sufficiency of the Company’s cash resources and need for additional capital. These and other risks are described in greater detail in the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023. Any forward-looking statements that are made in this report speak only as of the date of this report and are based on management’s assumptions and estimates as of such date. Except as required by law, the Company assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS BIO, INC.

	By:	/s/ Norbert Bischofberger
Norbert Bischofberger, Ph.D.
President and Chief Executive Officer
Dated: November 2, 2023